Exhibit 99.1

ImmuCell

ImmuCell Announces a 46% Increase in Product Sales in Quarter Three of 2026, Based on Preliminary, Unaudited Sales Results

For Immediate Release

PORTLAND, Maine – October 12, 2026 – ImmuCell Corporation (Nasdaq: ICCC) (“ImmuCell” or the “Company”), an animal health biologics company that develops, manufactures and markets products to improve calf health and productivity, today announced preliminary, unaudited sales results for the third quarter of 2026.

“Total sales for the three months ended September 30, 2026 were $8.0 million, a 46.0% increase compared to the three months ended September 30, 2025. Domestic sales were $6.9 million, a 29.2% increase compared to 2025,” said Timothy Fiori, Chief Financial Officer of ImmuCell. “We are pleased with the sales results experienced during the third quarter of 2026, recognizing our comparative sales growth was aided, in part, by depressed sales levels in the third quarter of 2025 caused by high distributor purchases in the second quarter of 2025. Total sales for the nine months ended September 30, 2026 were $25.6 million, a 27.8% increase compared to the nine months ended September 30, 2025.”

“Our third quarter growth reflects the results of our sales team expansion and continuous improvements in commercial execution,” said Olivier te Boekhorst, President and CEO of ImmuCell, “supported by our improved ability to reliably manufacture product to meet customer demand. Third quarter growth was broad-based across the portfolio, with Tri-Shield ® growing at 51% over the third quarter of 2025, Dual-Force ® at 36%, and our recently launched functional feed line at 37%.”

Management has decided to discontinue early sales reporting in the future, in line with standard SEC reporting practices. Going forward, ImmuCell will report revenue along with full financial metrics and market and distribution level information at regular quarterly reporting events. Management looks forward to discussing revenue drivers and complete financial results on a conference call on Friday, November 13, 2026 at 9:00 AM ET.

Conference Call:

The Company is planning to host a conference call on Friday, November 13, 2026, at 9:00 AM ET to discuss the unaudited financial results for the quarter and nine months ended September 30, 2026. Interested parties can access the conference call by dialing (844) 855-9502 (toll free) or (412) 317-5499 (international) at 9:00 AM ET. A teleconference replay of the call will be available until November 20, 2026 at (855) 669-9658 (toll free) or (412) 317-0088 (international), utilizing replay access code #2589057. Parties may also join the call via webcast at https://app.webinar.net/JL8AEda3K5D.

About ImmuCell:
ImmuCell Corporation (Nasdaq: ICCC) is an animal-health biologics company that operates in the fast-growing market for calf health solutions. It develops, manufactures and commercializes the First Defense® line of products that provides Immediate Immunity™ through colostrum-derived, orally delivered antibodies against the principal viral and bacterial causes of scours. Scours (neonatal calf diarrhea) is one of the most prevalent and deadly diseases in neonatal calves worldwide. Press releases and other information about the Company are available at: http://www.immucell.com/investors.

Cautionary Note Regarding Forward-Looking Statements (Safe Harbor Statement):

This Press Release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and will often include words such as “expects”, “may”, “anticipates”, “aims”, “intends”, “would”, “could”, “should”, “will”, “plans”, “believes”, “estimates”, “targets”, “projects”, “forecasts”, “seeks” and similar words and expressions. Such statements include, but are not limited to, any forward-looking statements relating to: our plans, goals and strategies for our business; projections of future financial or operational performance; future demand for our products, including the First Defense® product line; future effects from our prior recovery from production backlogs; future consequences and effectiveness of our investments in our business, including the hiring of new sales personnel; and any other statements that are not historical facts. These statements are intended to provide management’s current expectation of future events as of the date of this press release, are based on management’s estimates, projections, beliefs and assumptions as of the date hereof; and are not guarantees of future performance. Such statements involve known and unknown risks and uncertainties that may cause the Company’s actual results, financial or operational performance or achievements to be materially different from those expressed or implied by these forward-looking statements, including, but not limited to, those risks and uncertainties relating to: competition within our anticipated product markets, customer acceptance of our new and existing products, uncertainty associated with the timing and volume of customer orders as we come out of a prolonged backlog, commercial and operational risks relating to our current and planned expansion of production capacity, and other risks and uncertainties detailed from time to time in filings we make with the Securities and Exchange Commission (SEC), including our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K and our Current Reports on Form 8-K. Such statements involve risks and uncertainties and are based on our current expectations, but actual results may differ materially due to various factors, including the risk factors summarized under PART II: OTHER INFORMATION, ITEM 1A-RISK FACTORS and uncertainties otherwise referred to in the Annual Report. In addition, there can be no assurance that future risks, uncertainties or developments affecting us will be those that we anticipate. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contacts:

Olivier te Boekhorst, President and CEO
Timothy C. Fiori, Chief Financial Officer
ImmuCell Corporation
investor.relations@immucell.com

Joe Diaz, Robert Blum and Joe Dorame
               Lytham Partners, LLC
               iccc@lythampartners.com